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                                 CORBIN & WERTZ
                       A COMPANY OF PROFESSIONAL SERVICES

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Biomerica, Inc. and subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement of Biomerica, Inc. (the "Company") on Form S-8 of our report dated July 24, 1998, on our audit of the consolidated financial statements of the Company for the year ended May 31, 1998, which report is included in the Company's Annual Report on Form 10-KSB (File No. 000-08765) for the year ended May 31, 1999. We also consent to the use of our name as it appears under the caption "Experts."


                                             /S/ CORBIN & WERTZ

                                             CORBIN & WERTZ

Irvine, California
March 23, 2000